Exhibit 99.1

Workday Appoints Carl Eschenbach to Co-CEO

Aneel Bhusri, Co-CEO, Co-Founder, and Chair to Remain Co-CEO through January 2024; Expected to Assume Full-Time Role as Executive Chair at that Time

Chano Fernandez has Stepped Down as Co-CEO and as a Member of the Workday Board of Directors

PLEASANTON, Calif., Dec. 20, 2022 /PRNewswire/ -- Workday, Inc. (NASDAQ: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced the appointment of Carl Eschenbach to co-CEO, effective immediately. Carl will remain on the Workday Board of the Directors, which he has been a member of since 2018. Carl will serve as co-CEO alongside Aneel Bhusri, Workday’s co-CEO, co-founder, and chair, through January 2024, Workday’s fiscal year end. At that time, Aneel and the Board expect that Carl will assume sole CEO responsibilities and Aneel will assume a full-time role as executive chair and will remain as chair of the Board of Directors. Chano Fernandez has stepped down as co-CEO and as a member of the Workday Board of Directors, effective immediately.

Carl has more than 35 years of experience leading successful technology companies. He has been a partner at Sequoia Capital, a leading venture capital firm, since 2016, having worked closely with high-growth, innovative enterprise software organizations. Carl will stay involved with Sequoia in a venture partner capacity. Prior to Sequoia, Carl held several leadership positions at VMware, Inc., a global virtual infrastructure software provider, including as president, chief operating officer, acting chief financial officer, and executive vice president of worldwide field operations, helping the company scale at that time to more than $7 billion in total revenue during his 14 years at the company.

Comments on the News

“We have an incredible opportunity in front of us and I’m confident that Carl, with his leadership skills and his proven experience in helping technology companies scale, as well as his commitment to culture and values, will help lead Workday through its next phase of growth,” said Aneel Bhusri, co-CEO, co-founder, and chair, Workday. “Chano has been an integral part of Workday since he joined almost nine years ago and has helped us to achieve great success and growth. We thank him for his many contributions.”

“I’ve long admired Workday and how it has redefined the enterprise software industry, with a focus on putting people at the center, a values-based approach to leadership, and a relentless focus on customer service and innovation. This has helped differentiate Workday, driving its growth and success in supporting some of the world’s largest organizations,” said Carl Eschenbach, co-CEO, Workday. “I’m thrilled to be expanding my role at Workday and working with Aneel, the rest of the leadership team, and our amazing group of employees to help us build on this great momentum and take hold of the massive opportunity in front of us.”

As part of today’s release, Workday reaffirms its financial guidance for the fourth quarter of fiscal 2023 and its preliminary outlook for fiscal 2024 as provided on Nov. 29, 2022.

About Workday

Workday is a leading provider of enterprise cloud applications for finance and human resources, helping customers adapt and thrive in a changing world. Workday applications for financial management, human resources, planning, spend management, and analytics have been adopted by thousands of organizations around the world and across industries – from medium-sized businesses to more than 50% of the Fortune 500. For more information about Workday, visit workday.com.

© 2022 Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding the impacts of the co-CEO transition, the timing and impact of Workday’s future leadership structure, and Workday's fourth quarter fiscal 2023 and full year fiscal 2024 financial guidance, growth, innovation, momentum, and opportunities. These forward-looking statements are based only on currently available information and our current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to risks, uncertainties, assumptions, and changes in circumstances that are difficult to predict and many of which are outside of our control. If the risks materialize, assumptions prove incorrect, or we experience unexpected changes in circumstances, actual results could differ materially from the results implied by these forward-looking statements, and therefore you should not rely on any forward-looking statements. Risks include, but are not limited to, risks described in our filings with the Securities and Exchange Commission ("SEC"), including our Form 10-Q for the fiscal quarter ended October 31, 2022, and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday's discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

For further information: Investor Relations Contact: ir@workday.com; Media Contact: media@workday.com